                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  REMEC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:
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     (3) Filing party:
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     (4) Date filed:
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

                                  (REMEC LOGO)

                           NOTICE OF ANNUAL MEETING,
                         PROXY STATEMENT AND PROXY CARD

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JUNE 12, 1998

(REMEC LOGO)

                                  May 8, 1998

To Our Shareholders:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of REMEC, Inc. ("Company") to be held at the Company's offices located at 9404 Chesapeake Drive, San Diego, California, on Friday, June 12, 1998 at 4:00 p.m., Pacific time. Enclosed are a notice to shareholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

     At the Annual Meeting, you will be asked to (i) elect nine directors of the Company, (ii) approve an amendment to the Company's Restated Articles of Incorporation to increase the number of the Company's authorized shares of Common Stock and (iii) act on such other business as may properly come before the meeting or any adjournment thereof.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ RONALD E. RAGLAND

                                          Ronald E. Ragland
                                          Chairman and Chief Executive Officer

================================================================================
                             YOUR VOTE IS IMPORTANT
  PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND WITH TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON, AND YOUR PROXY WILL BE WITHDRAWN.

 9404 Chesapeake Drive  -  San Diego, CA 92123  -  Tel 619 560-1301  -  Fax 619
                                    560-0291

                                  REMEC, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 1998

                            ------------------------

TO THE SHAREHOLDERS OF REMEC, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of REMEC, Inc., a California corporation ("REMEC" or the "Company"), will be held on Friday, June 12, 1998 at 4:00 p.m., Pacific time, at the Company's principal executive offices located at 9404 Chesapeake Drive, San Diego, California, for the following purposes:

     1. To elect nine directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's Restated Articles of Incorporation to increase the number of the Company's authorized shares of Common Stock.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS


                                          /s/ RONALD E. RAGLAND

                                          Ronald E. Ragland,
                                          Chairman and Chief Executive Officer

San Diego, California
May 8, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                  REMEC, INC.
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of REMEC, Inc. ("REMEC" or the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 12, 1998 at 4:00 p.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 9404 Chesapeake Drive, San Diego, California, 92123. The telephone number at that address is (619) 560-1301.

     These proxy solicitation materials were mailed on or about May 8, 1998 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 17, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 23,209,956 shares of the Company's common stock (the "Common Stock") were issued, outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. If shares are held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide for a Board consisting of not fewer than seven nor more than eleven directors, with the size of the Board set at nine as of the date of the Annual Meeting. Nine directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. All of the nominees named below are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names of and certain other information regarding the nominees are set forth in the table below.

                                                                                               DIRECTOR
          NAME             AGE                    POSITION WITH THE COMPANY                     SINCE
          ----             ---                    -------------------------                    --------
Ronald E. Ragland(3).....  56    Chairman of the Board and Chief Executive Officer               1983
Errol Ekaireb............  59    President, Chief Operating Officer and Director                 1985
Jack A. Giles............  56    Executive Vice President, President of REMEC Microwave and      1984
                                 Director
Joseph T. Lee............  43    Executive Vice President, President of Northern California      1996
                                 Operations and Director
Denny Morgan.............  44    Senior Vice President, Chief Engineer and Director              1983
Thomas A.                  53    Director                                                        1996
  Corcoran(2)(3).........
William H. Gibbs(2)(3)...  54    Director                                                        1996
Andre R. Horn(1).........  69    Director                                                        1988
Jeffrey M. Nash(1)(2)....  50    Director                                                        1988

---------------
(1) Current member of the Audit Committee.
(2) Current member of the Compensation Committee.
(3) Current member of the Nominating Committee.

     There is no family relationship between any of the directors or executive officers of the Company.

     MR. RAGLAND was a founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since January 1983. Prior to joining the Company, he was General Manager of KW Engineering and held program management positions with Ford Aerospace Communications Corp., E-Systems, Inc. and United Telecommunications, Inc. Mr. Ragland was a Captain in the United States Army and holds a B.S.E.E. degree from Missouri University at Rolla and an M.S.E.E. degree from St. Louis University.

     MR. EKAIREB has served as President and Chief Operating Officer of the Company since 1990 and a director of the Company since 1985. Mr. Ekaireb served as Vice President of the Company from 1984 to 1987 and as Executive Vice President and Chief Operating Officer from 1987 to 1990. Prior to joining the Company, he spent 23 years with Ford Aerospace Communications Corp. Mr. Ekaireb holds B.S.E.E. and B.S.M.E. degrees from West Coast University and has completed the University of California, Los Angeles Executive Program.

     MR. GILES joined the Company in 1984. He was elected as a director in 1984, Vice President in 1985, Executive Vice President in 1987 and was elected President of REMEC Microwave in 1994. Prior to joining the Company he spent approximately 19 years with Texas Instruments in program management and marketing. Mr. Giles holds a B.S.M.E. degree from the University of Arkansas and is a graduate of Defense Systems Management College.

     MR. LEE has been a director and Executive Vice President of the Company since September 1996 and was elected President of the Company's Northern California Operations in December 1997. Prior to the acquisition of Magnum Microwave Corporation ("Magnum Microwave") by the Company in August 1996, he was Chairman of the Board, President and Chief Executive Officer of Magnum Microwave. Mr. Lee holds a B.S.E.E. degree from the University of Michigan and M.S.E.E. and ENGINEER (Doctor of Engineering) degrees from Stanford University.

     MR. MORGAN was a founder of the Company and has served as Senior Vice President, Chief Engineer and a director of the Company since January 1983. Prior to joining the Company, he worked with KW Engineering, Micromega, General Dynamics Corporation and Pacific Aerosystems, Inc. Mr. Morgan holds a B.S.E.E. degree from the Massachusetts Institute of Technology and was the Four Year Chancellor's Intern Fellowship Recipient at the University of California, Los Angeles.

     MR. CORCORAN has been a director of the Company since May 1996. Mr. Corcoran has been the President and Chief Operating Officer of the Electronic Systems sector of Lockheed Martin Corporation since March 1995. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation, and from 1983 to 1993 he held various management positions with the Aerospace segment of General Electric Company. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology and the Board of Governors of the Electronic Industries Association and a Director of the U.S. Navy Submarine League.

     MR. GIBBS has been a director of the Company since May 1996. Mr. Gibbs was the President and Chief Executive Officer of DH Technology, Inc. from November 1985 to January 1998 and Chairman of DH Technology, Inc. from February 1987 to October 1998 and has been a director of that company since February 1987. From August 1983 to November 1985 he held various positions, including those of President and Chief Operating Officer, with Computer and Communications Technology, a supplier of rigid disc magnetic recording heads to the peripheral equipment segment of the computer industry.

     MR. HORN has been a director of the Company since 1988. Mr. Horn is the retired Chairman of the Board of Joy Manufacturing Company. From 1985 to 1991, Mr. Horn served as the Chairman of the Board of Needham & Company, Inc. He currently holds the honorary position of Chairman Emeritus of Needham & Company, Inc. Mr. Horn is a director of Western Digital Corporation, a computer equipment manufacturer, and Varco International, Inc., a manufacturer of petroleum industry equipment.

     DR. NASH has been a director of the Company since 1988. Since August 1995, he has been the President, Chief Executive Officer and a Director of TransTech Information Management Systems, Inc. From 1994 to 1995, Dr. Nash was Chairman, Chief Executive Officer and President of Digital Perceptions, Inc., and, from 1989 to 1994, was the Chief Executive Officer and President of Visqus as well as Conner Technology, Inc., both subsidiaries of Conner Peripherals, Inc. Dr. Nash is currently a director of Proxima Corporation, a computer equipment manufacturer, ViaSat, Inc., a manufacturer of satellite communication equipment, and Chairman of the Board of ESSCOR, Inc., a producer of power plant simulators for the electrical utility industry.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of eight meetings during the fiscal year ended January 31, 1998. No director attended fewer than 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. The Company has a standing Audit Committee, Compensation Committee and Nominating Committee.

     The members of the Company's Audit Committee currently are Mr. Horn, Mr. Luick and Dr. Nash. It is anticipated that Mr. Luick, who has not been nominated to stand for re-election to the Board, will be replaced on the Audit Committee at the Board meeting which immediately follows the Annual Meeting. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held four meetings during the fiscal year ended January 31, 1998.

     The members of the Compensation Committee currently are Mr. Corcoran, Mr. Gibbs and Dr. Nash. The Compensation Committee determines compensation and benefits for the Company's executive officers and administers the Company's equity incentive plans. The Compensation Committee held one meeting during the fiscal year ended January 31, 1998.

     The members of the Nominating Committee currently are Mr. Corcoran, Mr. Gibbs and Dr. Nash. The Nominating Committee reviews potential candidates for service on the Board. The Nominating Committee did not hold any meetings during the fiscal year ended January 31, 1998. All of the nominees for the election of directors presently are directors of the Company and they were nominated for re-election by the Board.

COMPENSATION OF DIRECTORS

     The Company's outside directors receive an annual retainer fee of $5,000 for serving on the Board of Directors, a fee of $1,000 for each Board meeting attended and a fee of $500 for each committee meeting attended plus reimbursement for their reasonable travel expenses in attending Board and committee meetings. Also, under the Company's 1996 Nonemployee Director Stock Option Plan, each outside director receives (i) a one-time grant of an option to purchase 15,000 shares of the Company's Common Stock upon the election of such person for the first time to serve as a director and (ii) an annual grant of an option to purchase 5,250 shares of Common Stock in May of each year in which the director continues to serve on the Board.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth certain information regarding beneficial ownership of the Common Stock as of April 1, 1998 (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each of the Company's directors and by each nominee to the Board, (iii) by the Chief Executive Officer and the four other most highly paid executive officers of the Company at fiscal year end (the "Named Executive Officers") and (iv) by all directors and executive officers as a group.

                                                               NUMBER OF      PERCENTAGE OF
                                                                 SHARES           SHARES
                                                              BENEFICIALLY     BENEFICIALLY
                                                                OWNED(1)       OWNED(1)(2)
                                                              ------------    --------------
FMR Corp. (3)...............................................   2,255,150            9.7%
Pilgrim Baxter & Associates, Ltd. (4).......................   2,243,000            9.7%
Ronald E. Ragland (5).......................................     900,135            3.9%
Errol Ekaireb(6)............................................     135,026              *
Jack A. Giles(7)............................................     217,278              *
Joseph T. Lee(8)............................................     408,797            1.8%
Denny Morgan(9).............................................     327,558            1.4%
James Mongillo(10)..........................................     192,167              *
Thomas A. Corcoran(11)......................................      20,197              *
William H. Gibbs(12)........................................      11,947              *
Andre R. Horn(13)...........................................      15,439              *
Gary L. Luick(14)...........................................      12,933              *
Jeffrey M. Nash(15).........................................      37,389              *
All directors and executive officers as a group (14
  persons)(16)..............................................   3,105,050           13.3%

---------------
  *  Less than 1% of the outstanding shares of Common Stock.

 (1) This table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders identified in this table has sole voting and investment power with respect to the shares shown. Percentage of ownership is based on 23,199,044 shares of Common Stock outstanding as of April 1, 1998.

 (2) Shares issuable upon exercise of outstanding options are considered outstanding for purposes of calculating the percentage of ownership of Common Stock of the person holding such options, but are not considered outstanding for computing the percentage of ownership of any other person.

 (3) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

 (4) The address of Pilgrim Baxter & Associates, Ltd. is 825 Duportail Road, Wayne, Pennsylvania 19087.

 (5) Includes 60,400 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998, 20,500 shares held by Mr. Ragland's minor children and 3,750 shares held by Mr. Ragland's spouse.

 (6) Includes 27,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998 and 10,000 shares held by Mr. Ekaireb's spouse.

 (7) Includes 17,500 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998 and 11,625 shares held by Mr. Giles' spouse.

 (8) Includes 13,500 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998.

 (9) Includes 20,700 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998. All shares beneficially owned by Mr. Morgan are held in the Morgan Trust, of which Mr. Morgan and his spouse act as co-trustees.

(10) All shares beneficially owned by Mr. Mongillo are held in the Mongillo Family Trust, of which Mr. Mongillo and his spouse act as co-trustees.

(11) Includes 11,947 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998.

(12) Consists of 11,947 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998.

(13) Includes 5,433 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998.

(14) Includes 12,933 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998.

(15) Includes 5,433 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998.

(16) Includes 189,628 shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 1, 1998.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the total compensation received by the Chief Executive Officer and the four other most highly paid executive officers of the Company for the fiscal years ended January 31, 1998, 1997 and 1996 (the "Named Executive Officers"). None of the Named Executive Officers earned any bonuses or compensation for the fiscal years other than as set forth in the table or received any restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION
                                               FISCAL    ------------------------       ALL OTHER
         NAME AND PRINCIPAL POSITION            YEAR     SALARY($)(1)    BONUS($)    COMPENSATION($)
         ---------------------------           ------    ------------    --------    ---------------
Ronald E. Ragland............................   1998       $320,000      $138,980        $35,881(2)
  Chairman and Chief Executive Officer          1997        295,000        86,750         16,809(3)
                                                1996        266,667        82,000         11,242(4)
Errol Ekaireb................................   1998        254,997       138,980         12,300(5)
  President and Chief Operating Officer         1997        231,833        86,750         18,904(6)
                                                1996        214,167        82,000         12,099(7)
Jack A. Giles................................   1998        230,667       138,980         82,283(8)
  Executive Vice President                      1997        213,333        86,750         14,839(9)
                                                1996        198,333        82,000         10,723(10)
Joseph T. Lee................................   1998        210,001       138,980          9,400(11)
  Executive Vice President                      1997        192,308        86,750         11,046(12)
                                                1996        160,000       298,738          2,310(13)
James Mongillo(14)...........................   1998        183,333        30,000             --
  Senior Vice President

---------------
 (1) Includes amounts deferred at the option of the officer pursuant to REMEC's deferred compensation plan for employee directors.

 (2) Consists of $9,000 in the form of an automobile allowance, a $400 contribution to the REMEC 401(k) plan and $26,481 from the exercise of stock options (the difference between the fair market value on the date of exercise and the exercise price multiplied by the option shares exercised).

 (3) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $7,409 in life insurance premiums.

 (4) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $2,042 in life insurance premiums.

 (5) Consists of $9,000 in the form of an automobile allowance, a $400 contribution to the REMEC 401(k) plan and $2,900 in life insurance premiums.

 (6) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $9,504 in life insurance premiums.

 (7) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $2,899 in life insurance premiums.

 (8) Consists of $9,000 in the form of an automobile allowance, a $400 contribution to the REMEC 401(k) plan, $3,410 in life insurance premiums and $69,473 from the exercise of stock options (the difference between the fair market value on the date of exercise and the exercise price multiplied by the number of option shares exercised).

 (9) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $400 contribution to the REMEC 401(k) plan and $5,439 in life insurance premiums.

(10) Consists of compensation in the form of an automobile allowance in the amount of $9,000, a $200 contribution to the REMEC 401(k) plan and $1,523 in life insurance premiums.

(11) Consists of $9,000 in the form of an automobile allowance and a $400 contribution to the REMEC 401(k) plan.

(12) Consists of compensation in the form of an automobile allowance in the amount of $7,616, $1,965 in contributions to the REMEC and Magnum Microwave 401(k) plans and $1,465 in life insurance premiums.

(13) Consists of compensation in the form of $2,310 in contributions to the Magnum Microwave 401(k) plan.

(14) Compensation amounts shown are those paid by the Company (or its subsidiary) after Mr. Mongillo became employed by the Company following its acquisition of Radian Technology, Inc. in February 1997.

     Option Grant Table. The following table sets forth certain information relating to options to purchase shares of the Company's Common Stock granted to the Named Executive Officers granted during the fiscal year ended January 31, 1998.

                           FISCAL 1998 OPTION GRANTS

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF STOCK
                                               PERCENT OF TOTAL                                  PRICE APPRECIATION FOR
                       NUMBER OF SECURITIES    OPTIONS GRANTED      EXERCISE OR                      OPTION TERM(2)
                        UNDERLYING OPTIONS     TO EMPLOYEES IN     BASE PRICE PER   EXPIRATION   ----------------------
        NAME                GRANTED(#)           FISCAL YEAR          SHARE(1)         DATE         5%          10%
        ----           --------------------   ------------------   --------------   ----------   ---------  -----------
Ronald E. Ragland....        120,000                 11.7%            $22.167        12/06/01    $654,088   $1,429,253
Errol Ekaireb........         60,000                  5.9              22.167        12/06/01     327,044      714,626
Jack A. Giles........         37,500                  3.7              22.167        12/06/01     204,402      446,641
Joseph T. Lee........         30,000                  2.9              22.167        12/06/01     163,522      357,313
James Mongillo.......         10,000                  1.0               33.75        02/27/02      82,989      181,340

---------------
(1) Options were granted at 100% of fair market value on the date of grant.

(2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock appreciation of 5% and 10%, the two assumed rates of stock price appreciation required under the rules of the Securities and Exchange Commission. The calculations are for the period beginning on the date of grant of the fiscal 1997 option awards (Messrs. Ragland, Ekaireb, Giles and Lee -- June 6, 1997; and Mr.
    Mongillo -- August 27, 1997) and ending on the date of expiration of such options (Messrs. Ragland, Ekaireb, Giles and Morgan -- December 6, 2001; and Mr. Mongillo -- February 27, 2002). Based on the assumed annual rates of stock price appreciation of 5% and 10%, the Company's projected stock price at the dates of expiration of these options are as follows: $27.62 and $34.08, respectively, on the expiration date of options of Messrs. Ragland, Ekaireb, Giles and Morgan (December 6, 2001); and $42.05 and $51.88, respectively, on the expiration date of Mr. Mongillo's options (February 27, 2002). These assumed annual rates of stock price appreciation are not intended to forecast future appreciation of the Company's stock price. Indeed, the Company's stock price may increase or decrease in value over the time period set forth above. The potential realizable value computation also does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

     The 5% and 10% assumed rates of stock price appreciation used to calculate potential gains to optionees are provided pursuant to the rules of the Securities and Exchange Commission.

     Option Exercise Table. The following table sets forth certain information relating to options to purchase the Company's Common Stock exercised by the Named Executive Officers during the fiscal year ended January 31, 1998.

                       OPTION VALUES AT JANUARY 31, 1998

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                                   YEAR-END(#)              FISCAL YEAR-END(1)($)
                              SHARES                       ---------------------------   ---------------------------
                            ACQUIRED ON       VALUE
           NAME             EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
Ronald E. Ragland.........     7,100         $26,481         26,650         198,750       $310,918      $1,348,749
Errol Ekaireb.............        --              --         13,500          91,500        205,875         695,373
Jack A. Giles.............     9,500          69,473          4,000          69,000         61,000         614,749
Joseph T. Lee.............        --              --         13,500          61,500        211,500         601,000
James Mongillo............        --              --             --              --             --              --

---------------
(1) Calculated on the basis of the closing price of the Company's Common Stock on the Nasdaq National Market on January 30, 1998 ($25.75 per share).

(2) Calculated on the basis of the closing price of the Company's Common Stock as reported on the Nasdaq National Market on the date of exercise.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee is comprised of three independent nonemployee directors. As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with shareholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to make appropriate recommendations concerning matters of compensation.

     Compensation Philosophy. The major goals of the compensation program are to align compensation with the attainment of key business objectives and to enable the Company to attract, retain and reward capable executives who can contribute to the continued success of the Company. Three key goals form the basis of compensation decisions for all employees of the Company:

     1. To attract and retain the most highly qualified management and employee team;

     2. To pay competitively compared to similar technology and defense electronics companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace; and

     3. To motivate executives and employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

     As a result of this philosophy, the Company's executive compensation program consists of base salary, bonuses, participation in equity-based incentive plans (stock option and stock purchase plans) and standard benefits.

     Base Salary. The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with technology and defense electronics companies in comparable stages of development and other comparable technology companies in the San Diego area. For external marketplace comparison purposes, a group of approximately 15 companies operating in our industry are utilized for determining competitive compensation levels. Also, the Compensation Committee reviewed compensation information presented in the Executive Compensation Survey for Electronics, Software and Information Technology Companies dated April 1, 1996, prepared by the American Electronics Association.

     Base salary represents the fixed component of the executive compensation program. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar technology and defense electronics companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

     Bonuses and Stock Plans. The Company's bonus program is an integral part of the compensation program and is designed to reward executives for long-term strategic management and for attaining specific annual performance goals. Each year a portion of the Company's pre-tax profits comprise the bonus "pool," and the Compensation Committee determines the bonus amount for the Chief Executive Officer, the President and the Executive Vice Presidents of the Company, based on both attainment by those officers of specific goals, and on overall corporate performance. The Chief Executive Officer, President and Executive Vice Presidents determine the bonus amount for the other executive officers and for all other salaried employees, based on the same criteria. Executive officers of the Company are eligible to receive awards under the Equity Incentive Plan, and all executive officers are eligible to participate in the Employee Stock Purchase Plan.

     Compensation for the Chief Executive Officer. In the fiscal year ended January 31, 1998, Ronald Ragland was paid a salary of $320,000 and a bonus of $138,980. Mr. Ragland also received an automobile allowance of $9,000, a $400 contribution to the Company 401(k) plan and $26,481 from the exercise of stock options (the difference between the closing price of the Company's Common Stock as reported on the Nasdaq National Market on the date of exercise and the exercise price multiplied by the number of option shares exercised). The total compensation paid to Mr. Ragland in the fiscal year ended January 31, 1998 is approximately the industry median for chief executive officers of the competitive industry comparative group.

     Summary. The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation provided by other technology and defense electronics companies with which the Company competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's shareholders.

     The Compensation Committee of the Board of Directors

         - Thomas A. Corcoran

         - William H. Gibbs

         - Jeffrey M. Nash

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 1998, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and 10% shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely upon review of the copies of such reports and certain representations furnished to it, the Company's executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended January 31, 1998, except that Mr. Michael D. McDonald (Senior Vice President and Chief Financial Officer), Mr. Justin Miller (Vice President), Mr. Keith Butler (President of the Company's subsidiary, Verified Technical Corporation) and Mr. Gary Calloway (President of the Company's subsidiary, Q-bit Corporation) filed one report late and Mr. Harold Kries (President of the Company's subsidiary, Humphrey, Inc.) reported one transaction late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Tao Chow, Senior Vice President of the Company and President and director of the Company's wholly owned subsidiary, C&S Hybrid, (i) owns approximately 30% of the outstanding shares of Excelics Semiconductor, Inc., a supplier to C&S Hybrid, (ii) owns approximately 45% of the outstanding shares and is a director and the President and the Chief Financial Officer of Custom Micro Machining, Inc., a supplier of machine parts to C&S Hybrid, and (iii) owns approximately 33% of the outstanding shares and is a director of Applied Thin-Film Products, a supplier of circuits of circuits to C&S Hybrid. The Company paid approximately $2.7 million to these suppliers in fiscal 1998 for certain components on terms the Company believes are no less favorable than could be obtained with suppliers that did not have a relationship with the Company or its management.

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market U.S. Index and the Nasdaq Electronic Components Index since the Company's initial public offering through January 31, 1998, assuming $100 invested in the Company's Common Stock at its closing price of $8.50 per share on February 2, 1996 (the date trading in the Company's stock began) and the reinvestment of all dividends, if any.

        Measurement Period                                Nasdaq Stock      Nasdaq Electronic
      (Fiscal Year Covered)            REMEC, Inc.      Market U.S. Index   Components Index
2/2/96                                    $100                $100                $100
8/2/96                                     171                 106                 113
1/31/97                                    306                 130                 199
8/1/97                                     551                 150                 230
1/30/98                                    454                 153                 195

                                  PROPOSAL TWO

          APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

DESCRIPTION OF THE AMENDMENT

     At the Annual Meeting, the shareholders are being asked to approve an amendment to, and restatement of, the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock by 30,000,000 shares (the "Amendment"). The Company's Restated Articles of Incorporation currently authorize the issuance of 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. In April 1998, the Board of Directors adopted a resolution approving an amendment to the Restated Articles of Incorporation to increase the authorized number of shares of Common Stock to 70,000,000 shares, with a par value of one cent ($.01) per share, subject to shareholder approval. Since the Company's Restated Articles of Incorporation also authorizes 5,000,000 shares of Preferred Stock, the Amendment will have the effect of increasing the total number of shares of capital stock authorized for issuance from 45,000,000 to 75,000,000 shares.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     As of April 1, 1998, the Company had approximately 23,199,044 shares of Common Stock outstanding and no shares of Preferred Stock outstanding, and as of that date, the Company had approximately 3,831,220 shares of Common Stock reserved for issuance under options granted pursuant to the Company's stock option plans.

     In addition to the foregoing, the Board considers it advisable to have additional authorized, but unissued shares of Common Stock available to allow the Company to act promptly with respect to possible future financings, possible stock dividends, possible acquisitions, additional issuances under the Company's employee benefit plans and for other corporate purposes approved by the Board. Having additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense or delay of a shareholders' meeting, except as may be required by applicable laws or regulations. Other than for issuance under the Company's employee benefit plans, the Company has no specific plans for the issuance of additional shares of Common Stock.

     Under the Company's Restated Articles of Incorporation, the Company's shareholders do not have preemptive rights with respect to the Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current shareholders.

     The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. In the event of a hostile takeover attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed Amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

REQUIRED VOTE

     Approval of the Amendment to the Restated Articles of Incorporation will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE
                       RESTATED ARTICLES OF INCORPORATION

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Ernst & Young LLP as independent public accountants to audit the financial statements of the Company for the fiscal year to end January 31, 1999. Ernst & Young LLP has been engaged as the Company's auditors since 1985. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Ernst & Young LLP also will be available to respond to questions raised during the meeting.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented at the Company's 1999 meeting of shareholders must be received by the Secretary of the Company no later than January 3, 1999 in order to be included in the proxy soliciting material relating to that meeting.

                              1998 ANNUAL REPORTS

     The Company's 1998 Annual Report, including audited financial statements for the fiscal years ending January 31, 1997 and 1998, are being forwarded to each person who is a shareholder of record as of April 17, 1998, together with this Proxy Statement.

     A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K IS AVAILABLE WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING THE COMPANY. IF YOU DESIRE A COPY OF THAT DOCUMENT, PLEASE SEND A WRITTEN REQUEST TO INVESTOR RELATIONS, REMEC, INC., 9404 CHESAPEAKE DRIVE, SAN DIEGO, CALIFORNIA 92123 (TELEPHONE: 619-560-1301).

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

San Diego, California
May 8, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

PROXY


                                  REMEC, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoint(s) Ronald E. Ragland, Errol Ekaireb and Michael D. McDonald, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated below, and, in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of REMEC, INC. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders to be held on June 12, 1998, and at any adjournments or postponements thereof.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                             FOR               WITHHOLD
                                       All nominees             AUTHORITY
                                       listed (except as     to vote (as to
                                       indicated above)      all nominees)

Proposal 1.  ELECTION OF DIRECTORS.          [ ]                   [ ]
             To elect as directors:
             Ronald E. Ragland, Errol Ekaireb, Jack A. Giles,
             Joseph T. Lee, Denny Morgan, Thomas A. Corcoran,
             William H. Gibbs, Andre R. Horn and Jeffrey Nash.

             To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.


Proposal 2.  APPROVAL OF AMENDMENT TO        FOR     AGAINST     ABSTAIN
             RESTATED ARTICLES OF            [ ]       [ ]         [ ]
             INCORPORATION


This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND OTHER PROPOSALS LISTED ABOVE. The proxy holders in their discretion may emulate votes for the election of directors. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.




Signature(s)                             Dated:            , 1998
            ---------------------------        ------------

Please date and sign exactly as name(s) appear(s) hereon. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual